UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2012

ENTROPIC COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33844	33-0947630
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6290 Sequence Drive

San Diego, CA 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 768-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2012, Entropic Communications, Inc. (the “Company”) entered into a Third Amendment to Asset Purchase Agreement (the “Amendment”) with Trident Microsystems, Inc. and certain of its subsidiaries (collectively referred to as “Trident”), amending that certain Asset Purchase Agreement (the “Purchase Agreement”) entered into by and between the Company and Trident on January 18, 2012, as amended.

The Amendment, which was entered into in connection with the Company’s selection as the successful bidder to acquire assets of Trident used in or related to Trident’s set-top box business (the “STB Business”), amended the Purchase Agreement to, among other things, (i) increase the purchase price for the STB Business to $65 million (subject to a working capital adjustment), (ii) eliminate the holdback of $6 million of the purchase price at closing to secure Trident’s indemnification obligations, performance of certain covenants and the payment of certain obligations under the Purchase Agreement, (iii) require the Company to assume accrued paid time off for transferred employees without a credit to the purchase price, and (iv) exclude from the assets being acquired by the Company certain patents being retained by Trident.

The acquisition of Trident’s STB Business (the “Acquisition”), has been approved by the United States Bankruptcy Court for the District of Delaware and the Grand Court of the Cayman Islands, and was conducted through an auction that allowed qualified bidders to submit higher or otherwise better offers, as required under Section 363 of the U.S. Bankruptcy Code. The closing of the Acquisition is expected to occur in the first quarter of 2012 and remains subject to satisfaction of closing conditions.

Forward Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical are “forward-looking” and involve a high degree of risk and uncertainty, including, but not limited to, the risk that the Acquisition will not be completed, which is prospective. Such statements are only predictions, and actual events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to the differences include, but are not limited to, the failure or inability of the Company to satisfy all closing conditions related to the Acquisition; the risk that Trident’s STB Business will deteriorate before the Acquisition is closed; the risk that the Company will be required to invest substantially more in the STB Business, or in integrating the STB Business with the Company’s existing operations, than presently anticipated; risks associated with integrating a newly acquired business which is larger, more geographically dispersed and substantially more complex than the Company’s existing business; risks that the Company’s systems, infrastructure and personnel may not be adequate to effect a rapid and orderly integration of the STB Business; the risk that anticipated benefits of the Acquisition will not be realized; risks associated with the dependence of the STB Business on a limited number of suppliers and customers; risks associated with entering into a new business segment; risks associated with international operations; technology risks; competition; the risk that the market for HD video and multimedia content delivery solutions may not develop as the Company currently anticipates, and risks and other uncertainties more fully described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to,

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the Company’s annual report on Form 10-K for the year ended December 31, 2011. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any intent or obligation to update these forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ENTROPIC COMMUNICATIONS, INC.

Dated: March 15, 2012	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq.
Vice President and General Counsel

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